EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Codorus Valley Bancorp, Inc.
York, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 033-46171, No. 333-179179 and No. 333-157145) and Forms S-8 (No. 333-09277, No. 333-40532, No. 333-61851, No. 333-68410, No. 333-143682, No. 333-143683, No. 333-182800, and No. 333-182801) of Codorus Valley Bancorp, Inc. of our report dated March 28, 2013, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ParenteBeard LLC

Harrisburg, Pennsylvania
March 28, 2013

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